Exhibit 99.2

Resignation of Jeffrey S. Langberg, effective June 12, 2006

Jeffrey S. Langberg

June 12, 2006

Christopher d'Arnaud-Taylor
Chairman, Chief Executive Officer
and President
Xethanol Corporation
1185 Avenue of the Americas
New York, NY 10036

Dear Chris,

I hereby resign as a member of the Board of Directors of Xethanol Corporation (the "Company"), effective immediately.

This resignation is for personal reasons and is not the result of a disagreement with management regarding the operations, policies or practices of the Company.

Sincerely yours,

Jeffrey S. Langberg